                                                                    EXHIBIT 10.4


                              NET PERCEPTIONS, INC.

                              AMENDED AND RESTATED

                     1999 NON-EMPLOYEE DIRECTOR OPTION PLAN

                        as amended through April 2, 2001


ARTICLE 1. PURPOSE OF THE PLAN

          The Plan is intended to promote the interests of the Corporation by providing the non-employee members of the Board with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in the service of the Corporation.

ARTICLE 2. ADMINISTRATION

          The terms and conditions of each automatic option grant (including the timing and pricing of each such option grant) shall be determined by the express terms and conditions of the Plan. The terms and conditions of each discretionary option grant (including the timing and pricing of each such option grant) shall be determined by the Board.

ARTICLE 3. STOCK SUBJECT TO THE PLAN

          A. Shares of Common Stock shall be available for issuance under the Plan and shall be drawn from either the Corporation's authorized but unissued shares of Common Stock or from reacquired shares of Common Stock, including shares repurchased by the Corporation on the open market. The number of shares of Common Stock reserved for issuance over the term of the Plan shall be fixed at 500,000 shares (which number of shares gives effect to the 2-for-1 stock split effected in connection with the Corporation's initial public offering).

          B. Should one or more outstanding options under this Plan expire or terminate for any reason prior to exercise in full, then the shares subject to the portion of each option not so exercised shall be available for subsequent option grant under the Plan. In addition, should the exercise price of an outstanding option under the Plan be paid with shares of Common Stock, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the net number of shares of Common Stock actually issued to the holder of such option.

          C. Should any change be made to the Common Stock issuable under the Plan by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, then appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the number and/or class of securities for which automatic option grants and discretionary option grants are to be subsequently made to each newly-elected or continuing non-employee Board member under the Plan, and (iii) the number and/or class of securities and price per share in effect under each option outstanding under the Plan. The adjustments to the outstanding options shall be made by the Board in a manner which shall preclude the enlargement or dilution of rights and benefits under such options and shall be final, binding and conclusive.

ARTICLE 4. ELIGIBILITY

          The individuals eligible to receive automatic option grants and discretionary option grants pursuant to the provisions of this Plan shall be limited to those individuals serving as non-employee Board members, whether through appointment by the Board or election by the Corporation's stockholders. A non-employee Board member shall not be eligible to receive the initial automatic option grant if such individual has previously been in the employ of the Corporation (or any parent or subsidiary). However, a non-employee Board member shall be eligible to receive one or more annual automatic option grants and one or more discretionary option grants, whether or not he or she has previously been in the employ of the Corporation (or any parent or subsidiary). Each non-employee Board member eligible to participate in the Plan pursuant to the foregoing criteria is hereby designated an Eligible Director.

ARTICLE 5. TERMS AND CONDITIONS OF AUTOMATIC OPTION GRANTS AND
DISCRETIONARY OPTION GRANTS

         A. GRANT DATE. Option grants shall be made on the dates specified below:

         (i) Each individual who becomes an Eligible Director, whether through election by the Corporation's stockholders or appointment by the Board, shall automatically be granted, at the time of such initial election or appointment, a non-statutory option to purchase 50,000 shares of Common Stock.

         (ii) On the date of each Annual Meeting, each Eligible Director who serves on the Board on the meeting date shall automatically be granted a non-statutory option to purchase 15,000 shares of Common Stock. An Eligible Director who resigns effective at an Annual Meeting shall not be eligible to be granted an option at that time.

         (iii) The Board may, from time to time, approve discretionary grants to Eligible Directors of non-statutory options to purchase Common Stock. Each such grant of a discretionary option shall be evidenced by a Stock Option Agreement between the Optionee and the Corporation and shall be subject to such terms, not inconsistent with the Plan, as the Board may determine.

          There shall be no limit on the number of annual 15,000-share automatic option grants or discretionary option grants any one Eligible Director may receive over his or her period of continued Board service.

         B. EXERCISE PRICE. The exercise price per share of Common Stock subject to each automatic option grant and each discretionary option grant shall be equal to one hundred percent (100%) of the Fair Market Value per share of Common Stock on the grant date.

         C. PAYMENT.

         The exercise price shall become immediately due upon exercise of the option. The entire exercise price shall be payable in cash or cash equivalents at the time when such shares of Common Stock are purchased. The exercise price may also be paid in one of the alternative forms specified below:

         (i) all or any part of the exercise price may be paid by surrendering, or attesting to the ownership of, shares of Common Stock that are already owned by the Optionee. Such shares of Common Stock shall be valued at their Fair Market Value on the date when the option is exercised. The Optionee shall not surrender, or attest to the ownership of, shares of Common Stock in payment of the exercise price if such action would cause the Corporation to recognize compensation expense (or additional compensation expense) with respect to the option for financial reporting purposes; or

         (ii) all or any part of the exercise price and any withholding taxes may be paid by delivering (on a form prescribed by the Corporation) an irrevocable direction to a securities broker approved by the Corporation to sell all or part of the shares of Common Stock being acquired upon exercise of the option and to deliver all or part of the sales proceeds to the Corporation; or

         (iii) all or any part of the exercise price and any withholding taxes may be paid by delivering (on a form prescribed by the Corporation) an irrevocable direction to pledge all or part of the shares of Common Stock being acquired upon exercise of the option to a securities broker or lender approved by the Corporation, as security for a loan, and to deliver all or part of the loan proceeds to the Corporation.

         For purposes of this Section 5.C, the Exercise Date shall be the date on which written notice of the option exercise is delivered to the Corporation. Except to the extent the broker sale or broker pledge procedure specified above is used, payment of the exercise price for the purchased shares must accompany the exercise notice.

         D. EXERCISABILITY/VESTING. Each 50,000-share automatic grant shall become exercisable for the option shares in a series of 24 equal monthly installments measured from the grant date, provided that the option shall become fully vested immediately prior to the effective date of the adoption by the FASB of an accounting rule or issuance of an interpretive release which would result in adverse accounting treatment based on the foregoing vesting schedule. Each 15,000-share automatic grant shall become exercisable for 100% of the option shares upon the grant date. Each discretionary option grant shall become exercisable at such time(s) as the Board shall determine.

         E. OPTION TERM. Each automatic option grant and each discretionary option grant under the Plan shall have a maximum term of ten (10) years measured from the grant date.

         F. NON-TRANSFERABILITY. During the lifetime of the Optionee, each automatic option grant and each discretionary option grant shall be exercisable only by the Optionee and shall not be assignable or transferable by the Optionee other than a transfer of the option effected by will or by the laws of descent and distribution following Optionee's death.

         G. EFFECT OF TERMINATION OF BOARD SERVICE.

         1. Should the Optionee cease to serve as a Board member for any reason (other than death) while holding one or more automatic option grants or discretionary option grants under the Plan, then such individual shall have a twelve (12)-month period following the date of such cessation of Board service in which to exercise each such option for any or all of the option shares.

         2. Should the Optionee die while serving as a Board member or within twelve (12) months after cessation of Board service, then any automatic option grant or discretionary option grant held by the Optionee at the time of death may subsequently be exercised, for all of the option shares (less any option shares purchased by the Optionee prior to death), by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution. The right to exercise each such option shall lapse upon the expiration of the twelve
                  (12)-month period measured from the date of the Optionee's cessation of service.

         3. In no event shall any automatic option grant or discretionary option grant under this Plan remain exercisable after the expiration date of the maximum ten (10)-year option term. Upon the expiration of the applicable post-service exercise period under subparagraphs 1 through 2 above or (if earlier) upon the expiration of the maximum ten (10)-year option term, the grant shall terminate and cease to be outstanding for any option shares for which the option was not exercised.

         H. STOCKHOLDER RIGHTS. The holder of an automatic option grant or discretionary option grant shall have none of the rights of a stockholder with respect to any shares subject to such option until such individual shall have exercised the option and paid the exercise price for the purchased shares.

         I. REMAINING TERMS. The remaining terms and conditions of each automatic option grant and each discretionary option grant shall be as set forth in the form Stock Option Agreement approved for use under the Plan.

ARTICLE 6. CHANGE IN CONTROL EVENTS

         A. In the event of a Change in Control, each automatic option grant and each discretionary option grant under the Plan held by an individual who is then serving as a Board member shall immediately become fully exercisable and vested. Immediately following the consummation of a Change in Control, each automatic option grant and each discretionary option grant under the Plan shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation or its parent company.

         B. The automatic option grants and discretionary option grants outstanding under the Plan shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

ARTICLE 7. AMENDMENT OF THE PLAN AND AWARDS

         The Board has complete and exclusive power and authority to amend or modify the Plan (or any component thereof) in any or all respects whatsoever. However, no such amendment or modification shall adversely affect rights and obligations with respect to options at the time outstanding under the Plan, unless the affected Optionees consent to such amendment. Stockholder approval shall be obtained to the extent required by applicable law.

ARTICLE 8. TERM OF PLAN

         The Plan shall terminate upon the earlier of (i) February 3, 2009 or
(ii) the date on which all shares available for issuance under the Plan shall have been issued pursuant to the exercise of the options granted under the Plan. If the date of termination is determined under clause (i) above, then all option grants outstanding on such date shall thereafter continue to have force and effect in accordance with the provisions of the agreements evidencing those option grants.

ARTICLE 9. USE OF PROCEEDS

         Any cash proceeds received by the Corporation from the sale of shares pursuant to option grants under the Plan shall be used for general corporate purposes.

ARTICLE 10. REGULATORY APPROVALS

         A. The implementation of the Plan, the granting of any option under the Plan and the issuance of Common Stock upon the exercise of the option grants made hereunder shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options granted under it, and the Common Stock issued pursuant to it.

         B. No shares of Common Stock or other assets shall be issued or delivered under this Plan unless and until there shall have been compliance with all applicable requirements of Federal and state securities laws, including the continued effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of the Nasdaq National Market or any Stock Exchange on which the Common Stock is then listed for trading.

ARTICLE 11. NO IMPAIRMENT OF RIGHTS

         Neither the action of the Corporation in establishing the Plan nor any provision of the Plan shall be construed or interpreted so as to affect adversely or otherwise impair the right of the Corporation or the stockholders to remove any individual from the Board at any time in accordance with the provisions of applicable law.

ARTICLE 12. MISCELLANEOUS PROVISIONS

         A. The right to acquire Common Stock or other assets under the Plan may not be assigned, encumbered or otherwise transferred by any Optionee.

         B. The provisions of the Plan relating to the exercise of options shall be governed by the laws of the State of Delaware, as such laws are applied to contracts entered into and performed in such State.

         C. The provisions of the Plan shall inure to the benefit of, and be binding upon, the Corporation and its successors or assigns, whether by Change in Control or otherwise, and the Optionees, the legal representatives of their respective estates, their respective heirs or legatees and their permitted assignees.

ARTICLE 13. DEFINITIONS

         ANNUAL MEETING: the annual meeting of the Corporation's stockholders.

         BOARD: the Corporation's Board of Directors.

         CODE: the Internal Revenue Code of 1986, as amended.

         COMMON STOCK: shares of the Corporation's common stock, par value $.0001 per share.

         CORPORATION: Net Perceptions, Inc., a Delaware corporation.

         CHANGE IN CONTROL: a change in ownership or control of the Corporation effected through any of the following transactions:

                a. the consummation of a merger or consolidation of the Corporation with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity's securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not stockholders of the Corporation immediately prior to such merger, consolidation or other reorganization;

                b. the sale, transfer or other disposition of all or substantially all of the Corporation's assets;

                c. a change in the composition of the Board, as a result of which fewer than one-third of the incumbent directors are directors who either
(i) had been directors of the Corporation on the date 24 months prior to the date of the event that may constitute a Change in Control (the "original directors") or (ii) were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the aggregate of the original directors who were still in office at the time of the election or nomination and the directors whose election or nomination was previously so approved;

                d. any transaction as a result of which any person is the "beneficial owner" (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of securities of the Corporation representing at least 50% of the total voting power represented by the Corporation's then outstanding voting securities. For purposes of this Paragraph (d), the term "person" shall have the same meaning as when used in sections 13(d) and 14(d) of the 1934 Act but shall exclude (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or of a Parent or Subsidiary and (ii) a corporation owned directly or indirectly by the stockholders of the Corporation in substantially the same proportions as their ownership of the Common Stock of the Corporation; or

                e. a transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Corporation's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Corporation's securities immediately before such transaction.

         FAIR MARKET VALUE: the Fair Market Value per share of Common Stock determined in accordance with the following provisions:

                a. If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market or any successor system. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

                b. If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Board to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

         1934 ACT: the Securities Exchange Act of 1934, as amended.

         OPTIONEE: any person to whom an option is granted under the Plan.

         PLAN: this Net Perceptions, Inc. Amended and Restated 1999 Non-Employee Director Option Plan.

         STOCK EXCHANGE: either the American Stock Exchange or the New York Stock Exchange.